Exhibit 1.2

PHILIP MORRIS INTERNATIONAL INC.
(the “Company”)

Debt Securities

TERMS AGREEMENT

October 30, 2024

Philip Morris International Inc.
677 Washington Boulevard, Suite 1100
Stamford, Connecticut 06901
United States

Attention:	Frank de Rooij Vice President Treasury and Corporate Finance

Dear Ladies and Gentlemen:

On behalf of the several Underwriters named in Schedule A hereto and for their respective accounts, we offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement relating to Debt Securities and Warrants to Purchase Debt Securities dated as of April 25, 2008 in connection with Philip Morris International Inc.’s registration statement on Form S-3 (No. 333-269690) and which is incorporated herein by reference (the “Underwriting Agreement”), the following securities on the following terms:

Debt Securities

Title:

4.375% Notes due 2027 (the “2027 Notes”), 4.625% Notes due 2029 (the “2029 Notes”), 4.750% Notes due 2031 (the “2031 Notes”) and the 4.900% Notes due 2034 (the “2034 Notes” and, together with the 2027 Notes, the 2029 Notes and the 2031 Notes, the “Notes”).

Principal Amount:

In the case of the 2027 Notes, $750,000,000.

In the case of the 2029 Notes, $750,000,000.

In the case of the 2031 Notes, $750,000,000.

In the case of the 2034 Notes, $750,000,000.

Interest Rate:

In the case of the 2027 Notes, 4.375% per annum, from November 1, 2024, payable semi-annually in arrears on May 1 and November 1, commencing May 1, 2025, to holders of record on the preceding April 15 or October 15, as the case may be.

In the case of the 2029 Notes, 4.625% per annum, from November 1, 2024, payable semi-annually in arrears on May 1 and November 1, commencing May 1, 2025, to holders of record on the preceding April 15 or October 15, as the case may be.

In the case of the 2031 Notes, 4.750% per annum, from November 1, 2024, payable semi-annually in arrears on May 1 and November 1, commencing May 1, 2025, to holders of record on the preceding April 15 or October 15, as the case may be.

In the case of the 2034 Notes, 4.900% per annum, from November 1, 2024, payable semi-annually in arrears on May 1 and November 1, commencing May 1, 2025, to holders of record on the preceding April 15 or October 15, as the case may be.

Maturity:

In the case of the 2027 Notes, November 1, 2027.

In the case of the 2029 Notes, November 1, 2029.

In the case of the 2031 Notes, November 1, 2031.

In the case of the 2034 Notes, November 1, 2034.

Currency of Denomination:

United States Dollars ($).

Currency of Payment:

United States Dollars ($).

Form and Denomination:

Book-entry form only represented by one or more global securities deposited with The Depository Trust Company, or DTC, Clearstream Banking, société anonyme, or Clearstream, or Euroclear Bank S.A./N.V., or Euroclear, or their respective designated custodian, as the case may be, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Conversion Provisions:

None.

Optional Redemption:

At any time, the Company may redeem the 2027 Notes, in whole or in part, at the Company’s election at a make-whole price, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

Prior to the date that is one month prior to maturity, the Company may redeem the 2029 Notes, in whole or in part, at the Company’s election at a make-whole price, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

On or after the date that is one month prior to maturity, the Company may redeem the 2029 Notes, in whole or in part, at the Company’s election, at par, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

Prior to the date that is two months prior to maturity, the Company may redeem the 2031 Notes, in whole or in part, at the Company’s election at a make-whole price, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

On or after the date that is two months prior to maturity, the Company may redeem the 2031 Notes, in whole or in part, at the Company’s election, at par, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

Prior to the date that is three months prior to maturity, the Company may redeem the 2034 Notes, in whole or in part, at the Company’s election at a make-whole price, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

On or after the date that is three months prior to maturity, the Company may redeem the 2034 Notes, in whole or in part, at the Company’s election, at par, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

Optional Tax Redemption:

The Company may redeem all, but not part, of the Notes of each series upon the occurrence of specified tax events described under the caption “Description of Notes—Redemption for Tax Reasons” in the prospectus supplement.

Option to Elect Repayment:

None.

Sinking Fund:

None.

Listing:

None.

Delayed Delivery Contracts:

None.

Payment of Additional Amounts:

In addition, the Company shall pay additional amounts to holders as and to the extent set forth under the caption “Description of Notes—Payment of Additional Amounts” in the prospectus supplement.

Purchase Price:

In the case of the 2027 Notes, 99.063% of the principal amount of the 2027 Notes.

In the case of the 2029 Notes, 98.943% of the principal amount of the 2029 Notes.

In the case of the 2031 Notes, 98.125% of the principal amount of the 2031 Notes.

In the case of the 2034 Notes, 97.234% of the principal amount of the 2034 Notes.

Expected Reoffering Price:

In the case of the 2027 Notes, 99.263% of the principal amount of the 2027 Notes.

In the case of the 2029 Notes, 99.243% of the principal amount of the 2029 Notes.

In the case of the 2031 Notes, 98.475% of the principal amount of the 2031 Notes.

In the case of the 2034 Notes, 97.684% of the principal amount of the 2034 Notes.

Names and Addresses of the Representatives of the Several Underwriters:

BBVA Securities Inc.

1345 Avenue of the Americas, 44th Floor

New York, New York 10105

Attention: Legal Department

BofA Securities, Inc.

114 West 47th Street

NY8-114-07-01

New York, New York 10036

Attention: High Grade Debt Capital Markets Transaction Management/Legal

Tel: +1 (646) 855 0724

Email: dg.hg_ua_notices@bofa.com

Deutsche Bank Securities Inc.

1 Columbus Circle

New York, New York 10019

Attention: Debt Capital Markets Syndicate

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Attention: Registration Department

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Attention: Transaction Management

Email: tmgcapitalmarkets@wellsfargo.com

Barclays Capital Inc.

745 7th Avenue

New York, New York 10019

Attention: Syndicate Registration

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

Attention: Debt Capital Markets

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Attention: Fixed Income Syndicate

The respective principal amounts of the Debt Securities to be severally purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

Except as set forth below, the provisions of the Underwriting Agreement are incorporated herein by reference and the following provisions are hereby added thereto and made a part thereof:

1.     For purposes of the Underwriting Agreement, the “Applicable Time” is 4:30 p.m. New York City time on the date of this Terms Agreement.

2.     Subsection (aa) of Section 2 of the Underwriting Agreement is hereby amended as follows:

“(aa)         Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the European Union or the United Kingdom (collectively, “Sanctions”); neither the Company nor any of its subsidiaries is located or organized in a country or region which is itself subject to Sanctions (at the time of this Agreement, the Crimea, so-called Luhansk People’s Republic, and Donetsk People’s Republic regions of Ukraine, and the portions of the regions of Kherson and Zaporizhzhia that are not controlled by the government of Ukraine, Cuba, Iran, North Korea and Syria) (a “Sanctioned Territory”); and the Company will not use the proceeds of the offering or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of or business in any Sanctioned Territory, or the activities of any person or entity that is, at such time, subject to any Sanctions or in any manner that would result in a violation of Sanctions. The Company has instituted and maintains policies and procedures designed to ensure continued compliance with Sanctions.”

3.     For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company by the Underwriters for use in the prospectus supplement consists of the following information: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting” in the prospectus supplement and the information contained in the fifth, sixth, seventh, ninth, eleventh and twelfth paragraphs under the caption “Underwriting” in the prospectus supplement. In addition, subsection (a) of Section 6 of the Underwriting Agreement is hereby amended by replacing “Pricing Prospectus” with “Pricing Prospectus or the Prospectus.”

4.     The following selling restrictions apply to the offer and sale of the Notes:

(a)     Each Underwriter hereby severally represents and agrees that it has not offered, sold or delivered and it will not offer, sell or deliver, directly or indirectly, any of the Notes or distribute the Prospectus, or any other offering material relating to the Notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on the Company except as agreed to with the Company in advance of such offer, sale or delivery.

(b)     Each Underwriter hereby severally represents and agrees that it has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available, any Notes to any retail investor in the European Economic Area. For the purposes of this provision:

(i)	the expression “retail investor” means a person who is one (or more) of the following:

a.	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

b.	a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

c.	not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”).

(c)     Each Underwriter hereby severally represents and agrees that it has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available, any Notes to any retail investor in the United Kingdom. For the purposes of this provision:

(i)	the expression “retail investor” means a person who is one (or more) of the following:

a.	a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”);

b.	a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules and regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

c.	not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”).

(d)     Each Underwriter hereby severally represents and agrees that (1) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (2) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

(e)     Each Underwriter hereby severally represents and agrees that (1) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (A) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made thereunder; or (B) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and (2) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

(f)     Each Underwriter hereby severally represents and agrees that (1) the Prospectus has not been registered as a prospectus with the Monetary Authority of Singapore and (2) it will not offer or sell the Notes or make the Notes the subject of an invitation for subscription or purchase nor may it circulate or distribute the Prospectus or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any Notes, whether directly or indirectly, to any person in Singapore other than (A) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore (as modified or amended from time to time, the “SFA”)) pursuant to Section 274 of the SFA or (B) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

(g)     Each Underwriter hereby severally represents and agrees that the Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended (the “FIEA”)), and it has not and will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

(h)     Each Underwriter hereby severally represents and agrees that it has offered or sold and will offer or sell the Notes in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations; any resale of the Notes will be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws; and pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with the offering of the Notes.

5.     Section 13 of the Underwriting Agreement is hereby amended as follows:

“13. Counterparts. The Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the Electronic Signatures in Global and National Commerce Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law (e.g., www.docusign.com)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be legally valid, effective and enforceable for all purposes.”

6.     Section 14 of the Underwriting Agreement is hereby added as follows:

“14. Recognition of the U.S. Special Resolution Regimes

(a)     In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of the Underwriting Agreement, and any interest and obligation in or under the Underwriting Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Underwriting Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)     In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Underwriting Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Underwriting Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 14:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)     a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)   a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.”

7.

(a)           Notwithstanding and to the exclusion of any other term of this agreement, the Underwriting Agreement or any other agreements, arrangements, or understanding between the Underwriters and the Company, each party acknowledges and accepts that a BRRD Liability arising under this agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(i)     the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Underwriters to the Company under this agreement and the Underwriting Agreement, that (without limitation) may include and result in any of the following, or some combination thereof: (w) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon; (x) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Underwriters or another person (and the issue to or conferral on the Company of such shares, securities or obligations); (y) the cancellation of the BRRD Liability; and (z) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(ii)     the variation of the terms of this agreement and the Underwriting Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

(b)           As used in this Section 7,

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

“BRRD Liability” means a liability in respect of which the relevant Write-down and Conversion Powers in the applicable Bail-in Legislation may be exercised;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499; and

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Underwriters.

(c)           For the avoidance of doubt, to the extent an Underwriter’s obligation to purchase Securities hereunder constitutes a BRRD Liability and such Underwriter does not, on the Closing Date, purchase the full amount of the Notes that it has agreed to purchase hereunder due to the exercise by the Relevant Resolution Authority of its powers under the relevant Bail-in Legislation with respect to such BRRD Liability, such Underwriter shall be deemed, for all purposes of Section 7 of the Underwriting Agreement, to have defaulted on its obligation to purchase such Notes that it has agreed to purchase hereunder but has not purchased, and Section 7 of the Underwriting Agreement shall remain in full force and effect with respect to the obligations of the other Underwriters.

8.

(a)           Notwithstanding and to the exclusion of any other term of this agreement, the Underwriting Agreement or any other agreements, arrangements, or understanding between the Underwriters and the Company, each party acknowledges and accepts that a UK Bail-in Liability arising under this agreement may be subject to the exercise of UK Bail-in Powers by the Relevant UK Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(i)  the effect of the exercise of UK Bail-in Powers by the Relevant UK Resolution Authority in relation to any UK Bail-in Liability of the Underwriters to the Company under this agreement and the Underwriting Agreement, that (without limitation) may include and result in any of the following, or some combination thereof: (w) the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon; (x) the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the Underwriters or another person, and the issue to or conferral on the Company of such shares, securities or obligations; (y) the cancellation of the UK Bail-in Liability; and (z) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(ii)     the variation of the terms of this agreement and the Underwriting Agreement, as deemed necessary by the Relevant UK Resolution Authority, to give effect to the exercise of UK Bail-in Powers by the Relevant UK Resolution Authority.

(b)  As used in this Section 8,

“Relevant UK Resolution Authority” means the resolution authority with the ability to exercise any UK Bail-in Powers in relation to the Underwriters.

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings);

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised;

“UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

(c)  For the avoidance of doubt, to the extent an Underwriter’s obligation to purchase Securities hereunder constitutes a UK Bail-in Liability and such Underwriter does not, on the Closing Date, purchase the full amount of the Notes that it has agreed to purchase hereunder due to the exercise by the Relevant UK Resolution Authority of its powers under the relevant UK Bail-in Legislation with respect to such UK Bail-in Liability, such Underwriter shall be deemed, for all purposes of Section 7 of the Underwriting Agreement, to have defaulted on its obligation to purchase such Notes that it has agreed to purchase hereunder but has not purchased, and Section 7 of the Underwriting Agreement shall remain in full force and effect with respect to the obligations of the other Underwriters.

9.	Section 6(a) of the Underwriting Agreement is hereby amended as follows:

“The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any other information identified on Schedule B(d) of the Terms Agreement or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in or pursuant to the Terms Agreement (the “Underwriter Information”).”

The Closing will take place at 9:00 a.m., New York City time, on November 1, 2024 (the “Closing Date”), at the offices of Hunton Andrews Kurth LLP, 200 Park Avenue, New York, New York 10166.

The Notes will be made available for checking at the offices of Hunton Andrews Kurth LLP, 200 Park Avenue, New York, New York 10166 (unless another location shall be agreed to by the Company and the Underwriters) at least 24 hours prior to the Closing Date.

Please signify your acceptance by signing the enclosed response to us in the space provided and returning it to us.

Very truly yours,

BBVA SECURITIES INC.

By:	/s/ Babak Ghatan
Name:	Babak Ghatan
Title:	Managing Director

BofA Securities, Inc.

By:	/s/ Douglas A Muller
Name:	Douglas A Muller
Title:	Managing Director

Deutsche Bank Securities Inc.

By:	/s/ John Han
Name:	John Han
Title:	Managing Director

By:	/s/ Shamit Saha
Name:	Shamit Saha
Title:	Director

Goldman Sachs & Co. LLC

By:	/s/ Sam Chaffin
Name:	Sam Chaffin
Title:	Vice President

Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Name:	Carolyn Hurley
Title:	Managing Director

Barclays Capital Inc.

By:	/s/ Meghan Maher
Name:	Meghan Maher
Title:	Managing Director

Citigroup Global Markets Inc.

By:	/s/ Adam D. Bordner
Name:	Adam D. Bordner
Title:	Managing Director

Mizuho Securities USA LLC

By:	/s/ Joseph Santaniello
Name:	Joseph Santaniello
Title:	Managing Director

UBS Securities LLC

By:	/s/ Todd Mahoney
Name:	Todd Mahoney, Managing Director
Title:	Head of DCM & Syndicate Americas

By:	/s/ Igor Grinberg
Name:	Igor Grinberg, Executive Director
Title:	DCM Syndicate Americas

Accepted:

PHILIP MORRIS INTERNATIONAL INC.

By:	/s/ Frank de Rooij
Name:	Frank de Rooij
Title:	Vice President Treasury and Corporate Finance

SCHEDULE A

DEBT SECURITIES

Underwriters	2027 Notes	2029 Notes	2031 Notes	2034 Notes
BBVA Securities Inc.	$79,050,000	$79,050,000	$79,050,000	$79,050,000
BofA Securities, Inc.	79,050,000	79,050,000	79,050,000	79,050,000
Deutsche Bank Securities Inc.	79,050,000	79,050,000	79,050,000	79,050,000
Goldman Sachs & Co. LLC	79,050,000	79,050,000	79,050,000	79,050,000
Wells Fargo Securities, LLC	79,050,000	79,050,000	79,050,000	79,050,000
Barclays Capital Inc.	79,050,000	79,050,000	79,050,000	79,050,000
Citigroup Global Markets Inc.	79,050,000	79,050,000	79,050,000	79,050,000
Mizuho Securities USA LLC	79,050,000	79,050,000	79,050,000	79,050,000
UBS Securities LLC	79,050,000	79,050,000	79,050,000	79,050,000
Bank of China (Europe) S.A.	19,275,000	19,275,000	19,275,000	19,275,000
DBS Bank Ltd.	19,275,000	19,275,000	19,275,000	19,275,000
Total	$750,000,000	$750,000,000	$750,000,000	$750,000,000

SCHEDULE B

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package: None

(b)	Issuer Free Writing Prospectuses included in the Pricing Disclosure Package: Final Term Sheet, attached as Schedule C hereto

(c)	Additional Documents Incorporated by Reference: None

SCHEDULE C

Filed Pursuant to Rule 433

Registration No. 333-269690

FINAL TERM SHEET

Philip Morris International Inc.

Dated October 30, 2024

4.375% Notes due 2027 4.625% Notes due 2029 4.750% Notes due 2031 4.900% Notes due 2034

Issuer:	Philip Morris International Inc.
Offering Format:	SEC Registered
Security:	4.375% Notes due 2027 (the “2027 Notes”) 4.625% Notes due 2029 (the “2029 Notes”) 4.750% Notes due 2031 (the “2031 Notes”) 4.900% Notes due 2034 (the “2034 Notes”)
Aggregate Principal Amount:	2027 Notes: $750,000,000 2029 Notes: $750,000,000 2031 Notes: $750,000,000 2034 Notes: $750,000,000
Maturity Date:	2027 Notes: November 1, 2027 2029 Notes: November 1, 2029 2031 Notes: November 1, 2031 2034 Notes: November 1, 2034
Coupon:	2027 Notes: 4.375% 2029 Notes: 4.625% 2031 Notes: 4.750% 2034 Notes: 4.900%

Interest Payment Dates:

2027 Notes: Semi-annually on each May 1 and November 1, commencing May 1, 2025
2029 Notes: Semi-annually on each May 1 and November 1, commencing May 1, 2025
2031 Notes: Semi-annually on each May 1 and November 1, commencing May 1, 2025
2034 Notes: Semi-annually on each May 1 and November 1, commencing May 1, 2025

Record Dates:	2027 Notes: April 15 and October 15 2029 Notes: April 15 and October 15 2031 Notes: April 15 and October 15 2034 Notes: April 15 and October 15
Price to Public:	2027 Notes: 99.263% of principal amount 2029 Notes: 99.243% of principal amount 2031 Notes: 98.475% of principal amount 2034 Notes: 97.684% of principal amount
Underwriting Discount:	2027 Notes: 0.200% of principal amount 2029 Notes: 0.300% of principal amount 2031 Notes: 0.350% of principal amount 2034 Notes: 0.450% of principal amount
Net Proceeds:	2027 Notes: $742,972,500 (before expenses) 2029 Notes: $742,072,500 (before expenses) 2031 Notes: $735,937,500 (before expenses) 2034 Notes: $729,255,000 (before expenses)
Benchmark Treasury:	2027 Notes: 3.875% due October 15, 2027 2029 Notes: 3.500% due September 30, 2029 2031 Notes: 3.625% due September 30, 2031 2034 Notes: 3.875% due August 15, 2034
Benchmark Treasury Price/Yield:	2027 Notes: 99-08+ / 4.141% 2029 Notes: 97-04 ¾ / 4.147% 2031 Notes: 96-16+ / 4.211% 2034 Notes: 96-25 / 4.280%

Spread to Benchmark Treasury:	2027 Notes: +50 basis points 2029 Notes: +65 basis points 2031 Notes: +80 basis points 2034 Notes: +92 basis points
Yield to Maturity:	2027 Notes: 4.641% 2029 Notes: 4.797% 2031 Notes: 5.011% 2034 Notes: 5.200%
Optional Redemption:

2027 Notes: Make-whole redemption at Treasury plus 10 bps

2029 Notes:

Prior to October 1, 2029: Make-whole redemption at Treasury plus 10 bps

On or after October 1, 2029: Redemption at par

2031 Notes:

Prior to September 1, 2031: Make-whole redemption at Treasury plus 15 bps

On or after September 1, 2031: Redemption at par

2034 Notes:

Prior to August 1, 2034: Make-whole redemption at Treasury plus 15 bps

On or after August 1, 2034: Redemption at par

Settlement Date (T+2):	November 1, 2024*
CUSIP/ISIN:

2027 Notes:   CUSIP Number: 718172 DM8

ISIN Number: US718172DM83

2029 Notes:   CUSIP Number: 718172 DN6

ISIN Number: US718172DN66

2031 Notes:   CUSIP Number: 718172 DP1

ISIN Number: US718172DP15

2034 Notes:   CUSIP Number: 718172 DQ9

ISIN Number: US718172DQ97

Listing:	None

Joint Book-Running Managers:

BBVA Securities Inc.
BofA Securities, Inc.
Deutsche Bank Securities Inc.
Goldman Sachs & Co. LLC
Wells Fargo Securities, LLC
Barclays Capital Inc.
Citigroup Global Markets Inc.
Mizuho Securities USA LLC
UBS Securities LLC

Co-Managers:	Bank of China (Europe) S.A. DBS Bank Ltd.

Allocations:	2027 Notes	2029 Notes	2031 Notes	2034 Notes
BBVA Securities Inc.	$79,050,000	$79,050,000	$79,050,000	$79,050,000
BofA Securities, Inc.	79,050,000	79,050,000	79,050,000	79,050,000
Deutsche Bank Securities Inc.	79,050,000	79,050,000	79,050,000	79,050,000
Goldman Sachs & Co. LLC	79,050,000	79,050,000	79,050,000	79,050,000
Wells Fargo Securities, LLC	79,050,000	79,050,000	79,050,000	79,050,000
Barclays Capital Inc.	79,050,000	79,050,000	79,050,000	79,050,000
Citigroup Global Markets Inc.	79,050,000	79,050,000	79,050,000	79,050,000
Mizuho Securities USA LLC	79,050,000	79,050,000	79,050,000	79,050,000
UBS Securities LLC	79,050,000	79,050,000	79,050,000	79,050,000
Bank of China (Europe) S.A.	19,275,000	19,275,000	19,275,000	19,275,000
DBS Bank Ltd.	19,275,000	19,275,000	19,275,000	19,275,000
Total	$750,000,000	$750,000,000	$750,000,000	$750,000,000

* Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the delivery date will be required, by virtue of the fact that the Notes initially settle in T+2, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement.

No EEA or UK PRIIPs KID – No EEA or UK PRIIPs key information document (KID) has been prepared as the notes are not available to retail investors in the EEA or the UK.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BBVA Securities Inc. toll free at 1-800-422-8692, BofA Securities, Inc. toll-free at 1-800-294-1322, Deutsche Bank Securities Inc. toll-free at 1-800-503-4611, Goldman Sachs & Co. LLC toll-free at 1-866-471-2526 or Wells Fargo Securities, LLC toll-free at 1-800-645-3751.